UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2021

Twitter, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36164	20-8913779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1355 Market Street, Suite 900

San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 222-9670

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000005 per share	TWTR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 27, 2021, Twitter, Inc. (the “Company”) held its annual meeting of stockholders (the “Meeting”). Present at the Meeting in person or by proxy were holders of 659,975,885 shares of common stock of the Company, representing 82.63% of the voting power of the shares of common stock of the Company as of the close of business on April 5, 2021, the record date for the Meeting, and constituting a quorum for the transaction of business.

The stockholders of the Company voted on the following items at the Meeting:

Proposal 1. Election of Directors

Nominee	For	Against	Abstain	Broker Non-Votes
Jesse Cohn	587,269,750	6,634,367	1,397,348	64,674,420
Martha Lane Fox	543,388,305	50,549,454	1,363,706	64,674,420
Fei-Fei Li	589,651,895	4,402,298	1,247,272	64,674,420
David Rosenblatt	574,012,520	19,935,567	1,353,378	64,674,420

Based on the votes set forth above, each director nominee was duly elected to serve until the 2024 annual meeting of stockholders and until his or her successor is duly elected and qualified.

Proposal 2. Advisory Vote on the Compensation of the Company’s Named Executive Officers

For	Against	Abstain	Broker Non-Votes
569,282,448	22,264,466	3,754,551	64,674,420

Based on the votes set forth above, the stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

Proposal 3. Advisory Vote to Approve a One Year Frequency of Future Stockholder Advisory Votes on Compensation of the Company’s Named Executive Officers

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
589,028,172	985,297	4,084,172	1,203,824	64,674,420

Based on the votes set forth above, the stockholders approved, on an advisory basis, a one year frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers.

Proposal 4. Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain
637,947,952	20,891,442	1,136,491

There were no broker non-votes on this proposal.

Based on the votes set forth above, the stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Proposal 5. Declassification Proposal

The Company adjourned the meeting with respect to the declassification proposal for the limited purpose of allowing additional time for shareholders to vote on the proposal.

Based on the total votes cast prior to adjournment, the Board elected to adjourn the Meeting until 10:00 a.m. (Pacific Time) on June 24, 2021 for the sole purpose of allowing shareholders to vote on the declassification proposal.

Both leading independent proxy advisory firms, Institutional Shareholder Services and Glass Lewis & Co., have recommended in favor of the declassification proposal.

Proposal 6 was withdrawn prior to the Meeting.

Proposal 7. Stockholder Proposal Regarding a Director Candidate with Human and/or Civil Rights Expertise

For	Against	Abstain	Broker Non-Votes
84,056,221	505,406,543	5,838,701	64,674,420

Based on the votes set forth above, the stockholders did not approve the stockholder proposal regarding a director candidate with human and/or civil rights expertise.

Item 8.01 Other Events

As reported above under Item 5.07, the adjourned 2021 Meeting will be reconvened on June 24, 2021 at 10:00 a.m. (Pacific Time) for the sole purpose of allowing additional time for shareholders to vote on the declassification proposal (the “Reconvened Meeting”). The Reconvened Meeting will be held as a virtual (online) meeting, accessible by visiting www.virtualshareholdermeeting.com/TWTR2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWITTER, INC.

By:	/s/ Sean Edgett
Sean Edgett General Counsel

Date: June 1, 2021